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                                                                      EXHIBIT 99


                       Dransfield China Paper Corporation
                         49 Strawberry Lane, Suite 200
                        Palos Verdes Peninsula, CA 90274

                                August 12, 1996


T.E. King
King & Associates
49 Strawberry Lane, Suite 200
Palos Verdes Peninsula, CA 90274

Dear Mr. King:

         Dransfield China Paper Corporation is preparing for filing with the Securities and Exchange Commission a Form S-1 registration statement and a Form S-4 registration statement.

         It is necessary that this company designate a U.S. resident to be its authorized representative in the United States. If you are willing to serve as this representative, please indicate so by signing below where indicated.


                                        Sincerely,

                                        /s/ T.E. King

                                        T.E. King, President


STATE OF OKLAHOMA  )
                   ) SS.
COUNTY OF OKLAHOMA )

         The undersigned consents to being designated the authorized representative in the United States of Dransfield China Paper Corporation, a British Virgin Islands company, and to being named as such representative in any registration statements filed by such company with the Securities and Exchange Commission.

Dated: August 12, 1996.                 /s/ T.E. King
                                        -------------------------------------
                                        T.E. King

         Subscribed and sworn to before me on August 12, 1996.


                                        /s/ Suzanne D. Shiff
                                        --------------------------------------
                                        Notary Public


                                                                      Exhibit 99
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